Exhibit 10.21

MONOSOL RX, LLC
AMENDED AND RESTATED

PERFORMANCE UNITS PLAN

Amended and Restated Effective September 18, 2006

i

8.04	Assignment of Benefits	8
8.05	Applicable Law; Validity	8
8.06	Expenses	9
8.07	Plan Funding	9

ii

MONOSOL RX, LLC

AMENDED AND RESTATED

PERFORMANCE UNITS PLAN

Amended and Restated Effective September 18, 2006

MONOSOL RX, LLC, a Delaware limited liability company (the “Company”), does hereby amend and restate the Performance Units Plan (hereinafter referred to as the “Plan”).  The Plan was established by the Company, effective as of January 22, 2004, for the purpose of enhancing the long-term growth in earnings of the Company by providing incentives to key employees and/or other service providers of the Company.  The Plan helps the Company attract and retain employees and other service providers of exceptional ability.

ARTICLE I

DEFINITIONS

For the purposes of this Plan, the following words and phrases shall have the meanings indicated, unless the context clearly indicates otherwise:

“Additional Performance Units Plan” shall mean the other Performance Units Plan B established by the Company effective as of January 22, 2004.

“Advisory Board” shall mean the Advisory Board contemplated by the Company Agreement which administers the Plan pursuant to Article II.

“Base Value” shall mean $12,500,000.00, the Base Value determined by the Advisory Board on January 22, 2004.

“Beneficiary” shall mean the person, persons or entity designated by the Participant, as provided in Article V, to receive any benefits payable under the Plan following the death of the Participant.

“Cause” shall mean the involuntary termination of a Participant’s employment or other service-providing relationship with the Company resulting from (i) willful, reckless or negligent conduct by such Participant in connection with his employment with, or provision of services to, the Company, (ii) the conviction of such Participant of any felony or any crime involving moral turpitude, (iii) such Participant’s reporting to work or performing services impaired by or under the influence of alcohol or illegal drugs, (iv) such Participant’s engaging in the unlawful use (including being under the influence) or possession of illegal drugs on the Company’s premises, (v) such Participant’s engaging in sexual harassment or otherwise violated any harassment or discrimination law, or (vi) dishonesty of such Participant.

“Change in Control” shall mean the occurrence, after the effective date of the Plan, in a single transaction or series of transactions, of any one of the following events or circumstances: (i) merger, consolidation or reorganization of the Company where the beneficial owners of the interests or securities possessing the right to vote with respect to the Company immediately preceding the merger, consolidation or reorganization beneficially own less than 20% of the interests or securities possessing the right to vote with respect to the survivor entity, after giving effect to such merger, consolidation, or reorganization; (ii) acquisition by any person or group, as defined for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of beneficial ownership of interests or securities possessing the right to vote with respect to the Company where the beneficial owners of the interests or securities possessing the right to vote with respect to the Company immediately preceding such acquisition own less than 20% of the interests or securities possessing the right to vote with respect to the Company, after giving effect to such acquisition; (iii) approval by the members of the Company of a plan of liquidation or dissolution with respect to the Company, provided such liquidation or dissolution is consummated; (iv) the sale, exchange, or contribution of all or substantially all the Company’s assets to an entity where the beneficial owners of the interests or securities possessing the right to vote with respect to the Company immediately preceding the sale, exchange, or contribution beneficially own less than 20% of the interests or securities possessing the right to vote with respect to the acquiring entity; or (v) an initial public offering under the Securities Act of 1933, as amended, of the business of the Company to the public which does not otherwise meet the definition of a Change in Control in clause (i) — (iv) hereof.  In the event the exact date of a Change in Control cannot be determined, such Change in Control will be deemed to have occurred on the earliest date on which it could have occurred.

“Claim” shall mean a request by a Claimant in accordance with Article VII for a benefit under the Plan.

“Claimant” shall mean any Participant or Beneficiary who claims to be entitled to a benefit under the Plan.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

“Company” shall mean Monosol RX, LLC, a Delaware limited liability company, and any successor to the business thereof.

“Company Agreement” shall mean the Limited Liability Operating Agreement of the Company, as amended from time to time.

“Market Value”, at any point in time, shall mean the fair market value of the Company’s business as of such time.  The fair market value of the Company’s business shall be the price a willing buyer would pay to purchase the Company’s entire business, subject to existing liabilities, in a lump sum, cash payment.  In the case of an actual sale of the Company’s business or other transaction resulting in a Change in Control, the sale price or value of consideration given shall be determinative of the fair market value of the Company’s business.

“Outstanding Unit Amount” at any point in time (and subject to adjustment under Section 3.04) shall mean (i) the maximum number of Performance Units that may be granted under the Plan as of such time, plus (ii) the number of Performance Units that, solely for purposes of the

Plan, represents the maximum number of Performance Units that may be granted under the Additional Performance Units Plan, plus (iii) the number of Performance Units that, solely for purposes of the Plan, represents the total outstanding member interests of members of the Company as of such time (as determined by the Advisory Board).  Based upon adjustments under Section 3.04 since the establishment of the Plan on January 22, 2004, the Outstanding Unit Amount as of September 18, 2006, shall be 100,000,000.

“Participant” shall mean an individual who is eligible to participate in the Plan as provided in Article III.

“Performance Units” shall mean contractual rights awarded to a Participant as provided in Article III.

“Vested” shall mean the extent to which a Participant has earned a right to receive benefit payments with respect to his Performance Units pursuant to Section 3.03, subject to the forfeiture provisions of Section 4.02.

ARTICLE II

ADMINISTRATION

2.01         Advisory Board; Duties.  The Plan shall be administered by the Advisory Board.  Members of the Advisory Board may be Participants under the Plan.  The Advisory Board shall also have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as may arise in connection with the Plan.

2.02         Agents.  In the administration of the Plan, the Advisory Board may, from time to time, employ agents and delegate to them such administrative duties as it sees fit and may from time to time consult with legal counsel who may also be legal counsel to the Company.

2.03         Binding Effect of Decisions.  The decision or action of the Advisory Board in respect of any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

2.04         Indemnity of Advisory Board.  The Company shall indemnify and hold harmless the members of the Advisory Board against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to the Plan, except in the case of gross negligence or willful misconduct by the Advisory Board.

ARTICLE III

PARTICIPATION

3.01         Participation.  Participation in the Plan shall be limited to the following individuals: Richard C. Fuisz, Joe Fuisz, Garry Myers and Robert Yang.

3.02         Performance Units.  On January 22, 2004, Performance Units were granted under this Plan to the Participants as follows:

Individual	Performance Units
Richard C. Fuisz	1,000,000
Joe Fuisz	750,000
Garry Myers	625,000
Robert Yang	125,000

The grant of Performance Units to a Participant does not entitle the Participant to voting or any other rights belonging to a member of the Company.  All rights of a Participant are set forth herein.  The 2,500,000 Performance Units granted to the Participants listed above equaled the maximum number of Performance Units available under the Plan on January 22, 2004 (with such number subject to adjustment pursuant to the provisions of Section 3.04).  If any Performance Units granted under the Plan are forfeited or cancelled, such Performance Units may not be granted again under the Plan.

3.03         Vesting of Performance Units.  A Participant shall have no right to receive benefit payments on account of any specified part of his Performance Units except to the extent the Participant is Vested in his Performance Units.  Based upon the number of Performance Units granted on January 22, 2004, the Participants hold the following unadjusted number of Vested Performance Units (with such number subject to adjustment pursuant to the provisions of Section 3.04 to reflect the changes made to the Outstanding Unit Amount since January 22, 2004).  The Participants’ Vested Performance Units remain subject to the forfeiture provisions of Section 4.02.

Individual	Performance Units
Richard C. Fuisz	1,000,000
Joe Fuisz	750,000
Garry Myers	625,000
Robert Yang	62,500

3.04         Dilution and Other Adjustments.  In the event of any change in the outstanding ownership interests of the Company by reason of any issuance of new or additional member interests in the Company, or any restructuring, recapitalization, merger, consolidation, conversion, spin-off, reorganization, combination or exchange of interests or other similar change, the Advisory Board may equitably adjust the Outstanding Unit Amount (including adjustment to the component thereof which represents the total outstanding member interests of members of the Company) and/or the number or kind of Performance Units then subject to the Plan and/or held in Participants’ Performance Unit accounts in order to reflect such changes.  The Advisory Board’s determination as to the terms of any such adjustment shall be binding and conclusive on all persons.  Notwithstanding the foregoing, the Performance Units may be diluted as the result of the authorization and issuance of additional Performance Units or the authorization and issuance of additional performance units under the Additional Performance Units Plan.  Additionally, in the event of an adjustment under Section 3.2 of the Acquisition Agreement dated effective as of January 22, 2004 by and between Kosmos Pharma Limited, the Company, and Monosol LLC, the number of Vested Performance Units held by each Participant shall be reduced by one-half while the total Outstanding Unit Amount shall not be changed.

ARTICLE IV

BENEFITS

4.01         Benefit Payments Following Change in Control.  Following a Change in Control, each Participant shall receive payments in an amount equal to the following:

Number of such Participant’s
Vested Performance Units	X	(Market Value minus Base Value) =	Total Payments
Outstanding Unit Amount

The number of such Participant’s Vested Performance Units, the Outstanding Unit Amount, and the Market Value shall be determined as of the date of such Change in Control.

Amounts payable under this Section 4.01 shall be paid either in cash or, at the sole discretion of the Advisory Board, in kind in the same consideration received by the Company or the members of the Company as a result of the Change in Control.  Benefits payable under this Section 4.01 shall be paid to the Participants under this Section 4.01 within three months following the Change of Control; provided, however, that if the consideration received by the Company or members of the Company as a result of  the Change in Control is deferred and paid over time, then the Participants payments hereunder shall be deferred and paid as received by the Company or members as the case may be.  The payment of a Participant’s entire benefit, if any, under this Section 4.01 shall terminate the Participant’s interest and status as a Participant under the Plan and result in the cancellation of his Performance Units.  For purposes of illustration of these provisions and not by way of limitation, in connection with a Change in Control resulting from the occurrence of an initial public offering under the Securities Act of 1933, as amended, of the business of the Company to the public, the Advisory Board may elect to pay all or any portion of the amount payable to such Participant under this Section 4.01 in securities of the newly formed public company.  In any event in which the consideration is paid in kind to the Participants, the Advisory Board will place a value on the in kind consideration distributed hereunder for purposes of calculating the amount paid under this plan for purposes of Article IV of the Company Agreement.  Notwithstanding anything to the contrary contained in this Agreement, with respect to the occurrence of a Change in Control which does not constitute a permissible distribution event under Code Section 409A(a)(2)(A)(v), all amounts payable under this Section 4.01 shall be paid no later than the later of (i) the date that is 2 ½ months from the end of the Participant’s tax year in which such Change in Control occurred or (ii) the date that is 2 ½ months from the end of the Company’s tax year in which such Change in Control occurred.

4.02         Forfeiture Provisions.  Notwithstanding anything herein contained to the contrary, all rights to any benefits payable under the Plan, shall be immediately forfeited, whether or not the Participant holds Vested Performance Units, if the Participant’s employment or other service-

providing relationship with the Company is terminated for Cause, as defined for the purposes of this Plan.  The judgment of the Advisory Board, as expressed by a majority vote, shall be final as to the whether the Participant has been terminated for Cause.

4.03         Withholding; Payroll Taxes.  To the extent required by the law in effect at the time payments are made, the Company shall withhold from payments made hereunder any taxes required to be withheld from a Participant’s benefit for the federal or any state or local government.

ARTICLE V

BENEFICIARY DESIGNATION

5.01         Beneficiary Designation.  Each Participant shall have the right, at any time, to designate any person or persons as his Beneficiary or Beneficiaries (both primary as well as contingent) to whom payment under this Plan shall be paid in the event of his death prior to complete distribution to the Participant of the benefits due him under the Plan.  If a Participant fails to designate a Beneficiary or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s Beneficiary shall be deemed to be the estate of the Participant.  The payment to the Beneficiary or deemed Beneficiary shall completely discharge the Company’s obligations under the Plan.

5.02         Amendments.  Any Beneficiary designation may be changed by a Participant by the written filing of such change on a form prescribed by the Advisory Board.  The filing of a new Beneficiary designation form will, upon receipt by the Advisory Board, cancel all Beneficiary designations previously filed.

ARTICLE VI

AMENDMENT AND TERMINATION

6.01         Right to Amend.  The Company reserves the right, through its Advisory Board, to amend any provisions under the Plan at any time; provided, however, that (a) such amendment is in writing, (b) such amendment is executed by a duly authorized member of the Advisory Board of the Company, and (c) such amendment does not adversely affect the rights of a Participant or his Beneficiary.

6.02         Termination.  The Company may not terminate this Plan without the consent of all Participants.

ARTICLE VII

CLAIMS PROCEDURE AND DISPUTES

7.01         Claim Filing Procedure.  If a dispute arises over benefits payable under the Plan, a Claimant shall have the right to submit a Claim with respect to such benefits.  Such Claim shall be in writing, signed by the Claimant under oath, and addressed and delivered to the Advisory Board either personally or by certified or registered mail, return receipt requested.  The Claim shall state with particularity:

(a)           The benefit claimed;

(b)           The provisions of the Plan and the particular provisions of law, if any, upon which the Claimant relies in support of his Claim; and

(c)           All facts believed to be relevant in connection with such Claim.

7.02         Consideration of Claim; Rendering of Decision.  Upon receipt of a Claim hereunder, the Advisory Board shall consider the merits of the Claim and shall within 90 days from the receipt of the Claim render a decision on the merits and communicate the same to the Claimant.  In the event the Advisory Board denies the Claim in whole or in part, the Claimant shall be so notified in writing, which shall be addressed and delivered to the Claimant personally or by certified or registered mail, return receipt requested, and shall set forth the following:

(a)           The reason or reasons for rejection of the Claim;

(b)           The provisions of the Plan and the particular provisions of law, if any, relied upon in reaching such determination; and

(c)           A description of any additional information needed from the Claimant in order for the Claimant to perfect his Claim.

The failure of the Advisory Board to render a decision on the merits of a Claim shall be deemed to be a denial of such Claim and notice of such denial shall be deemed to have been given to the Claimant on the ninetieth (90th) day from receipt by the Advisory Board of the Claim.

7.03         Limitation on Claims Procedure.  Any Claim under this Claims procedure must be submitted within six months from the earlier of (1) the date on which the Claimant learned of facts sufficient to enable him to formulate such Claim, or (2) the date on which the Claimant should reasonably have been expected to learn the facts sufficient to enable him to formulate such Claim.  For this purpose, the first date on which any document that is either given to or made available to a Participant or Beneficiary (in pay status), and which discloses facts sufficient to enable a reasonable person to formulate a Claim hereunder, shall be conclusively deemed to be the date on which the Claimant should reasonably have been expected to learn the facts sufficient to enable him to formulate such a Claim.  Claims submitted after such period shall be deemed to have been waived by the Claimant and shall thereafter be wholly unenforceable.

7.04         Dispute over Benefits.  If a dispute arises as to the amount or proper recipient of any payment, the Advisory Board, in its sole discretion, may withhold or cause to be withheld such payment until the dispute shall have been settled by the parties concerned or shall have been determined by an arbitration proceeding.  In addition, if a dispute continues to exist after a Claim has been filed and a decision rendered by the Advisory Board under the Claims procedure set forth above, or in the event of any dispute or controversy concerning the construction, interpretation, performance or breach of the Plan arising between a Participant, the Company or the Advisory Board, the same shall be submitted to arbitration under the appropriate rules of the American Arbitration Association.  Any arbitration shall be conducted in Fort Worth, Texas, unless mutually agreed otherwise by the parties.  All administrative fees connected with initiating a demand for arbitration shall be split between and advanced by the parties to the arbitration; subject, however, to final apportionment by the arbitrator in his award.  The parties agree that the arbitrator’s award shall be binding and may be enforced in any court having jurisdiction thereof by filing a petition for enforcement of such award.

ARTICLE VIII

MISCELLANEOUS

8.01         Headings and Gender.  The headings of the Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.  Whenever a personal pronoun is used in the masculine gender, it shall be deemed to include the feminine also, unless the context indicates the contrary.

8.02         No Right to Employment or Retention.  Nothing herein contained shall be construed as giving any Participant the right to be retained in the service of the Company.

8.03         Action by Officers.  Whenever under the terms of this Plan the Company is permitted or required to take some action, such action may be taken by any duly authorized member of the Advisory Board or officer of the Company.

8.04         Assignment of Benefits.  Except as provided in this Section 8.04, no interest in this Plan shall be subject to assignment, alienation, transfer or anticipation, either by voluntary or involuntary act of any Participant or Beneficiary or by operation of law, nor shall payment or right of interest be subject to the demands or claims of any creditor of such person, nor be liable in any way for such person’s debts, obligations or liabilities.

The Company shall not merge or consolidate with any other entity or otherwise reorganize unless and until such succeeding entity agrees to assume and discharge the obligations of the Company under the Plan.  Upon such assumption, the term “Company” as used in this Plan shall be deemed to refer to such successor entity.

8.05         Applicable Law; Validity.  The validity of the Plan or any of its provisions shall be determined under and construed according to the laws of the State of Delaware.  If any provision of the Plan shall be held illegal or invalid for any reason, such determination shall not affect the remaining provisions of the Plan and it shall be construed as if said illegal or invalid provision had never been included.

8.06         Expenses.  The administration costs incurred with respect to the Plan shall be paid by the Company as an ordinary and necessary business expense incurred in the operation of the Company’s business.

8.07         Plan Funding.  Benefits under the Plan are payable solely by the Company.  The Company may, in its sole discretion, determine to set aside funds in a trust or other arrangement to satisfy its obligations hereunder; provided, the trust or other arrangement shall be unfunded for purposes of the Code, such trust or other arrangement shall not be structured in a manner which would cause the assets to be deemed to have been paid to the Participants under Code Section 409A(b), and no Participant or Beneficiary shall be considered to have an interest in any such trust or other arrangement, or the assets held pursuant thereto, except as may be specifically provided for therein.  Participants shall be regarded as general creditors of the Company with respect to any rights derived by Participants from the existence of the Plan.

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IN WITNESS WHEREOF, the Company has caused this Amended and Restated Plan to be executed by its duly authorized officers to be effective as of September 18, 2006.

MONOSOL RX, LLC

By:	MONOSOL RX GENPAR, a Texas limited partnership

By:	BRATTON CAPITAL, INC., its general partner

	By:	/s/ John Cochran
	Name:	John Cochran
	Title:	Vice President